          CONSULTING, NONDISCLOSURE, SEVERANCE AND RESIGNATION
                                AGREEMENT

This Consulting, Nondisclosure, Severance and Resignation Agreement (this "Agreement") is entered into by and between Derek Lidow (the "Executive") and International Rectifier Corporation (the "Company"), as of May 10, 1999, based on the following:

The Executive is employed by the Company as one of its two its Chief Executive Officers. The Board of Directors of the Company (the "Board") recognizes that the Executive's contribution to the growth and success of the Company has been substantial. The Company and the Executive desire to enter into a contractual arrangement whereby the Executive will resign from his position as Chief Executive Officer and provide independent consulting services to the Company.

In consideration of the promises and mutual covenants contained in this Agreement and for other good and valuable consideration, the receipt and sufficiency of which are acknowledged, the parties agree:

               I.RESIGNATION. The Executive shall resign his employment as Chief Executive Officer of the Company effective as of June 15, 1999 (the "Resignation Date"), at which time the Executive's employment with the Company shall be severed. At the same time, the Executive shall resign as an officer or director of any subsidiary or other affiliate of the Company. The Executive's resignation does not affect the Executive's tenure as a member of the Company's Board of Directors.

               II.TRANSITION SERVICES. Between the date of this Agreement and the Resignation Date, the Executive shall use his full time efforts to assist in the transition of his management responsibilities to the other Chief Executive Officer of the Company in such manner, and at such times and places, as the other Chief Executive Officer reasonably requests.

               III.CONSULTING ENGAGEMENT.
               A.Engagement. Subject to the Executive's resignation under
               Section I of this Agreement, and effective from the Resignation Date to the end of the Term as defined in Section V of this Agreement, the Company shall engage the Executive as a consultant, and the Executive agrees to serve as a consultant to the Company.

                 B.Assignment of Duties. The Executive shall be available to the
               Company to provide such services and complete such projects as may reasonably be required of or assigned to him by the Chairman of the Board or the Chief Executive Officer of the Company. The Executive's obligation to provide consulting services shall not exceed 20 hours during any month occurring during the Term.

                 C.Outside Employment. The Executive's engagement under this
               Agreement is nonexclusive and limited in time, so as to permit the Executive to perform duties for another person or



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               company, subject to the limitations set forth in Sections III and IV of this Agreement. Thus, except as otherwise provided in this Agreement, the Executive is free, during the Term of this Agreement, to seek employment with or consult with any other person. If an availability conflict arises between the Executive's performance of his duties or commitments under this Agreement and any obligation that he may owe to an employer, both the Executive and the Company shall make reasonable scheduling accommodations to allow the Executive to perform both his duties under this Agreement and his obligation to his then-employer.

                 D.Independent Contractor Status.

                    1.Status. The Executive shall perform all of his services under this Section III solely as an independent contractor and not as an agent or employee of the Company. The Executive does not have any right or authority to assume or create any obligation, responsibility or liability on behalf of or in the name of the Company or to bind the Company, except as may be authorized in writing by an officer of the Company, and he shall not make any contrary representation to any third party. This Agreement does not constitute the Company and the Executive as partners, joint venturers or employer and employee.

                         2.Independent Judgment. The Company is engaging
                    Executive to exercise his own independent and professional judgment in performing his services under this Section III. The Executive will determine, in his sole discretion, the manner, means, details, and methods used in performing his services. The Company retains no control over the manner, means, details, or methods that the Executive uses in performing his services.

                         3.Treatment of Relationship, Taxes. The Executive and
                    the Company shall treat the engagement solely as that of independent contractor and not that of agent or employee for all purposes, including (a) Federal, state, and local income, employment and other taxes, (b) benefits, and (c) insurance. Specifically, the Executive and the Company agree that the Executive shall not be eligible for benefits generally available to employees of the Company; compensation to be paid to the Executive for his consulting services under this Agreement will not be subject to withholding or deductions provided by local, state or Federal law; and the Executive shall report and pay all taxes imposed on the Executive for any compensation to be paid to the Executive for his consulting services under this Agreement. The Executive shall indemnify and hold harmless the Company against any liabilities to any taxing authority arising out of the Executive's failure to report or pay taxes on any such compensation, but does not indemnify the Company for any related payments, penalties, or other liabilities to any taxing authority arising from any cause other than the Executive's failure to report or pay taxes on such compensation.

                         4.Facilities. The Executive shall maintain at his own
                    expense any facilities, equipment, and instrumentalities required to perform his services under this Section III.

                         IV.RESTRICTIONS ON EXECUTIVE

               For purposes of this Section IV, "the Company" means the Company and its subsidiaries.

                 A.Confidentiality and Work Product.

                         1.During his employment with the Company, Executive
                    has had and during the Term will continue to have access to proprietary information, trade secrets, and confidential material, in whatever form, of the Company and its successors and assigns, including information concerning the Company's operations, policies and procedures, present and future business plans, financial information, budgets and projections, methods of doing business, and marketing, research and development activities and strategies ("Confidential Information"). Executive shall maintain the confidentiality of the Confidential Information and refrain from divulging, disclosing, or otherwise using the Confidential Information to the detriment of the Company or its successors or assigns, or for any other purpose. Executive's obligation under this Section continues without limitation in time, or until the Confidential Information becomes public other than by Executive's unauthorized disclosure.

                         2.Except as may be authorized in writing by the
                    Chairman of the Board or the other Chief Executive Officer of the Company, at the time of leaving the employ of the Company, the Executive shall deliver to the Company (and will not keep in his possession, recreate or deliver to anyone else) any Confidential Information, and any and all devices, records, data, notes, reports, proposals, lists, correspondence, specifications, drawings, blueprints, sketches, materials, equipment, other documents or property, or reproductions of any of the aforementioned items in any form developed by the Executive pursuant to his employment with the Company or otherwise belonging to the Company, and its affiliates and successors or assigns.

                         3.Assignment of Work Product. The Executive hereby
                    assigns the Company the entire right, title and interest for the entire world in and to all (a) work performed, writing(s), software, formula(s), design(s), model(s), drawing(s), photograph(s), design invention(s) and other invention(s) (collectively "Developments") made, conceived or reduced to practice or authorized by the Executive, either solely or jointly with others, during Executive's employment with the Company and during the performance of this Agreement, and (b) materials or facilities of the Company received or used by the Executive during Executive's employment with the Company and during the Term. The Executive shall promptly disclose to the Company all work(s), writing(s), formula(s), design(s), other invention(s) made, conceived, or reduced to practice or authored by the Executive in the course of the performance of this Agreement.

                    The Executive shall sign, execute and acknowledge or cause to be signed, executed and acknowledged without cost to the Executive, but at the expense of the Company, any and all documents and perform such acts as may be necessary, useful or convenient for the purpose of securing to the Company or its nominees, patent, trademark, or copyright protection throughout the world upon all such Developments, title to which the Company may acquire in accordance with the provisions of this clause.

                         4.Work Product Owned by Company. All Developments made
                    during Executive's employment with the Company and under this Agreement of whatever type relating to the work performed during Executive's employment or under this Agreement shall be the exclusive property of the Company. The Executive hereby confirms and agrees that such Developments were conceived, created and developed during the course of his employment by the Company and are the sole and exclusive property of the company and were also "works for hire" under the federal copyright statute and other applicable intellectual property laws, domestic or foreign. All machines, instruments and products purchased, manufactured or assembled by the Executive during his employment or pursuant to this agreement and paid for by the Company shall be the exclusive property of the Company. Upon termination of this Agreement, the Executive shall dispose of such items as directed by the Company.

                         B.Involvement with Company's Competitors.

                           1.During the Term, the Executive shall not
                    directly or indirectly (a) engage in a business that competes with the Company; (b) work for, as an employee, officer, independent contractor, or consultant, or take an interest in, in any capacity, including as a partner, stockholder, director, principal, agent, or trustee, any person, business or entity that competes with the Company, except that the Executive may own, directly or indirectly, solely as a passive investment, securities of any entity traded on any national securities exchange if Executive is not a controlling person of, or a member of a group which controls, such person, business or entity and does not, directly or indirectly, own 5% or more of any class of securities of such entity. For the purposes of this paragraph, a person, business or entity "competes" with the Company if the entity designs, licenses, manufactures, markets, or sells a product that performs the same or similar function as any product that is listed in the Company's catalog or is being researched or developed on the Resignation Date or is scheduled for release during the Term. The Company's Board of Directors, acting through only its nonemployee members, shall determine, in their reasonable discretion, whether a person, business, or entity "competes" within the meaning of this paragraph. The Executive may request such a determination at any time during the Term, and the Company's Board of Directors will respond as promptly as the Board deems reasonable under the circumstances.

                         2.During the Term, the Executive (whether acting alone
                    or in concert with others) shall not (a) solicit, induce or encourage or attempt to solicit, induce or encourage any customer, consultant, vendor, supplier or other business relation of the Company to cease doing business or provide service with the Company or in any way interfere with the relationship between any such customer, consultant, vendor, supplier or business relation and the Company or (b) solicit, induce or encourage any customer, consultant, vendor or supplier to do business with or provide any service to any person, business or entity that competes with the Company within the meaning of Paragraph IV.B.1.

                    C.Non-Acquisition. During the Term, the Executive may
               not directly or indirectly engage in any activity, on his own behalf, or on behalf of any other entity (as an employee, consultant, independent contractor, broker, agent, or otherwise), the purpose of which is the acquisition of the Company, a material portion of its assets, or its common stock, except in connection with the exercise of options to purchase common stock that the Company grants or has granted to the Executive, unless the Company in its sole discretion waives this restriction in writing or offers in writing to sell any of the foregoing to the Executive.

                    D.Solicitation of Employees. For a period of two years
               immediately following the termination of the Executive's employment by the Company, the Executive shall not (whether acting alone or in concert with others) either directly or indirectly solicit, recruit, induce or encourage, or attempt to solicit, recruit, induce or encourage any of the Company's employees to leave their employment or to join any other person or entity, subject to the following exceptions:

                    1.This paragraph does not prohibit the Executive from soliciting or employing his current executive assistant at any time.

                         2.This paragraph does not prohibit any business or
                    entity by whom the Executive is employed or for whom the Executive renders services from employing any of the Company's employees or any former Company employee or from soliciting, recruiting, inducing, or encouraging, or attempting to solicit, recruit, induce or encourage any of the Company's employees to leave their employment or to join such business or entity, as long as the employment, solicitation, recruiting, inducing, encouragement, or attempt does not result from a breach of the other provisions of this paragraph.

                         3.This paragraph does not prohibit the Executive from
                    responding to any employment or similar inquiry from any Company employee that is initiated by the employee and not directly or indirectly by the Executive, but the Executive may not employ any employee of the Company before December 15, 1999.

                         E.Enforceability of Provisions/Remedies. With the
               objective of obtaining the successful implementation of the provisions of this Section IV, the Company and the Executive agree (1) the obligations contained in each provision shall be enforced to the maximum extent that the provision and the obligation may be enforced and still be held to be reasonable and
               (2) the arbitrator or court interpreting or enforcing a provision of Section IV of this Agreement that the arbitrator or court determines is not reasonable or enforceable may excise or modify the provision to the extent that the provision appears unreasonable to the court and enforce the provision as so modified.

                    V.TERM OF THE AGREEMENT. Unless earlier terminated in accordance with Section VII of this Agreement, the term of this Agreement is two years, commencing on the Resignation

          Date (the "Term").
            VI.PAYMENTS AND BENEFITS.

                    A.Severance Payment. As compensation for the Company's
               termination of the Executive's employment with the Company and in partial consideration for the restrictions imposed on the Executive under this Agreement and the other terms and conditions of this Agreement, the Company shall pay the Executive $3,200,000 by check or wire transfer on the Resignation Date.

                    B.Compensation as Chief Executive Officer.

                         1.Salary.  The Executive's salary shall remain the
               same for the remainder of fiscal 1999 through the Resignation
               Date.

                         2.Bonus. The Company shall award and pay the Executive
               the same bonus (including option grants), if any, for fiscal 1999 performance (to be awarded and paid during fiscal year
               2000) as it awards and pays to the other Chief Executive
               Officer for fiscal year 1999 performance (the "1999 Bonus").

                         3.Other. On the Resignation Date, the Company shall pay
               the Executive any other amounts owing to the Executive for his services as an employee of the Company, such as accrued vacation pay, other accrued benefits, and reimbursable expenses.

                    C.Consulting Fee. In addition to the payment required
               under Sections VI.A and B of this Agreement and as partial additional consideration for this Agreement, including particularly the agreements in Section III of this Agreement, the Company shall pay the Executive a fee of $100,000 per quarter during the Term, payable on the forty- fifth day of each consulting quarter during the Term.

                    D.No Offset. Any other compensation owing to the Executive as of the Resignation Date for services performed for the Company on or before the Resignation Date shall be in addition to and shall not be applied to or operate to reduce the payments and benefits due and payable under Section VI of this Agreement on or after the Resignation Date.

                    E.Expense Reimbursement. The Company shall promptly
               reimburse the Executive for all reasonable out of pocket expenses related to travel, entertainment and miscellaneous expense incurred in carrying out his duties under this Agreement. Any expenses not previously approved that aggregate over $5,000 and any expense that is over $5,000 must be pre-approved by the Chairman or the other Chief Executive Officer of the Company. Reimbursement shall be made only against an itemized list of such expenditures signed by the Executive in such form as required by the Company and consistent with the Company's expense reimbursement policy.

                    F.Stock Options.

                         1.Outstanding Stock Options. All outstanding options
               to purchase common stock of the Company that the Company previously granted to the Executive, other than the vested options that are "in-the-money" as of the close of business on date of this Agreement, shall fully vest, and the post-termination exercise period of each option will be extended to the end of the remaining term of such option. The terms of the outstanding vested options that are "in-the-money" as of the close of business on date of this Agreement will not change.

                         2.New Options. Before the Resignation Date, the Company
                    shall grant the Executive new nonqualified options to purchase shares of common stock of the Company at the market price on the date of grant determined in accordance with the Company's stock option plan. The new options will immediately vest and will terminate on the tenth anniversary of the date of grant. The amount of the new options to be granted under this paragraph shall be equal to the number of options, if any, that the Company grants to the other Chief Executive Officer of the Company relating to performance in fiscal year 1999, as provided in Section VI.B, plus 51,200.

                         3.Early Termination. If this Agreement is terminated
                    under Section VII.C, any unexercised options will expire 30 days after such termination.

               VII.TERMINATION.

               A.Termination Upon Death or Disability. If the Executive dies or becomes totally disabled during the Term, this Agreement shall terminate on the date of such death or disability; but the termination does not relieve the Company of its obligations to provide the benefits described in Section VI.F (in accordance with the Company's Stock Option Plan of 1992 , as amended, and the Executive's option agreement) of this Agreement and to make the payments or provide the entitlement to benefits described in Sections VI.C and E of this Agreement accrued through the date of termination, all of which are subject to Section VI.D of this Agreement. For purposes of this Section, the Executive is "disabled" if the Executive is unable to perform his duties under this Agreement for a period of 90 consecutive days or for shorter periods aggregating six months in any 12 month period because of disability or incapacitation.

                    B.Termination by the Company. If the Company terminates the
               Executive as consultant before the end of the Term without cause (as "cause" is defined in paragraph C of this Section) or otherwise materially breaches any provision of this Agreement, the Company shall pay the Executive a lump sum amount by check or wire transfer equal to the total compensation and benefits due or to become due under Section VI.C of this Agreement through to the end of the Term as if fully completed, within thirty days of the termination or breach. Any options to purchase common stock of the Company that the Executive holds as of the date of such termination or breach shall be governed by Section VI.F.3.

                    C.Termination for Cause. The Company may terminate this
               Agreement and all of Executive's rights to receive any unpaid compensation or benefits under this Agreement (1) if Executive fails, refuses, or willfully neglects to perform his required consulting services contemplated by this Agreement ten or more days after the Company has given him written notice of such failure to perform; (2) upon a determination by the Company acting in good faith that the Executive (a) is engaging or has engaged in willful misconduct that adversely affects the Company,
               (b) is
               breaching or has breached a fiduciary duty to the Company,
               (c) has violated any law, rule or regulation that adversely affects the Company, or (3) if the Executive materially breaches any of the provisions of this Agreement. The Executive agrees to resign from the Board of Directors of the Company if this Agreement is terminated under this paragraph. Any erroneous termination for cause shall be treated solely as a termination under Section VII.B.

                    D.Other Relief. In addition to and notwithstanding the
               exercise of the foregoing termination rights, the Company reserves all other available rights and remedies including injunctive and other equitable relief. The Executive agrees that damages would not be an adequate remedy for his breach of any of the provisions of Section IV of this Agreement.

                    E.Survival of Provisions. The provisions of Sections IV,

               VIII, IX, X, and XI of this Agreement survive any termination of this Agreement.

          VIII.RELEASE. Except for those obligations created by or arising out of this Agreement or the Executive's vested accounts (such as a 401(k) plan), the Executive (a) acknowledges full and complete satisfaction of all obligations of the Company toward him whether past, present or future, and on behalf of himself, his spouse, his descendants, dependents, heirs, administrators, assignees and successors, and each of them, (b) discharges, releases and covenants not to sue the Company, its divisions, subsidiaries, or affiliated corporations, past and present, and each of them, as well as their respective directors, officers, shareholders, representatives, assignees, successors, agents and employees, past and present, and each of them (individually and collectively, "Releasees") from and with respect to any and all claims, agreements, obligations, demands and causes of action of any nature whatsoever, known or unknown, suspected or unsuspected (individually and collectively, the "Claims")

               1.as to the Company, its divisions, subsidiaries, or affiliated corporation, past and present, as well as their respective assignees and successors, past and present, including but not limited to Claims arising out of or in any way connected with the employment relationship with or termination from the Company, and any Claims for wages, severance pay, bonus or similar benefit, stock options, sick leave, pension, retirement, vacation pay, life insurance, health or medical or disability, or any other Claims resulting from any act or omission by or on the part of Releasees committed or omitted prior to the date of this Agreement, whether based on contract, tort, common law, statute or any other legal source including, without limiting the generality of the foregoing, any Claims under Title VII of the Civil Rights Act of 1964, the Age Discrimination in Employment Act, the Americans with Disabilities Act, the Family and Medical Leave Act, the California Fair Employment and Housing Act, the California Family Rights Act, or any other federal, state or local law, regulation or ordinance; and

                         2.as to their respective directors, officers,
                    shareholders, representatives, agents and employees, past and present, limited to Claims arising out of or in any way connected with the Executive's service as an officer or director of or the employment relationship with or termination from the Company, including any Claims for wages, severance pay, bonus or similar benefit, stock options, sick leave, pension, retirement, vacation pay, life insurance, health or medical or disability, resulting from any act or omission by or on the part of Releasees committed or omitted prior to the date of this Agreement, whether based on contract, tort, common law, statute or any other legal source including, without limiting the generality of the foregoing, any Claims under Title VII of the Civil Rights Act of 1964, the Age Discrimination in Employment Act, the Americans with Disabilities Act, the Family and Medical Leave Act, the California Fair Employment and Housing Act, the California Family Rights Act, or any other federal, state or local law, regulation or ordinance; This Agreement is intended to be effective as a bar to all Claims as stated above, including unknown or unsuspected claims. Accordingly, the Executive expressly waives any rights and benefits conferred by Section 1542 of the California Civil Code, which provides:

          A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE
               CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.

               The Executive expressly acknowledges and agrees that, by entering into this Agreement, he is waiving any and all rights or claims arising under the Age Discrimination in Employment Act of 1967, as amended, which have arisen on or before the date of execution of this Agreement. In furtherance of that intention, the Executive expressly acknowledges and agrees that:

          A.In return for this Agreement, the Executive will receive compensation beyond that which he was already entitled to receive before entering into this Agreement;

          B.The Executive has been advised to consult with an attorney before signing this Agreement, and has done so;

          C.The Executive has been advised, and is hereby advised in writing by this Agreement, that he has 21 days within which to consider the Agreement before executing it (although he may choose to execute it at any time before the 21 days has elapsed); and

          D.The Executive has seven days following the date of execution of this Agreement in which to revoke this Agreement. This Agreement will not be effective or enforceable until the revocation period has expired.

          IX.INDEMNIFICATION. The Company shall (a) indemnify, hold harmless, and defend the Executive against all claims, damages, losses and expenses (including attorney's fees and costs) arising out of or resulting from the Executive's performance of consulting services covered by this Agreement, to the full extent that the Company indemnifies its senior officers and directors, (b) continue to indemnify, hold harmless, and defend the Executive against all claims, damages, losses and expenses (including attorney's fees and costs) arising out of or resulting from the Executive's acts, conduct, or decisions during his employment by the Company to the same extent as the Company is required to indemnify, hold harmless, and defend the Executive during his employment by the Company, (c) pay all reasonable expenses and attorney's fees and costs that the Executive incurs in connection with or relating to any of the matters for which the Executive is indemnified under this Section, to the full extent of the indemnity, unless the adjudicating body determines Executive is ineligible for indemnification, in which case the Executive must reimburse the Company for all such fees, expenses and costs, and (d) continue to include the Executive as a covered individual under the Company's directors' and officers' liability insurance policies for a period of five years after the Resignation Date.

          X.OTHER PROVISIONS.

          A.Announcements B Publicity. Any written announcements or other public statement by the Company or the Executive, including press releases, other external communications, and internal Company communications, of the Executive's resignation from the Company, of this Agreement or its terms, or of any other matter relating to the resignation, this Agreement or the events or circumstances leading thereto, shall be consistent with the message and tone of the statements which the Company and the Executive have agreed upon under separate cover; but the Company retains the reasonable discretion to make only such additional announcements as are deemed reasonably necessary by the Company's counsel to meet disclosure obligations. Public oral communications shall be consistent with written statements. The Company and the Executive will maintain and uphold the name and professional reputation of the other.

          B.Notices. All notices and other communications under this Agreement shall be in writing and shall be given by fax or first-class mail, certified or registered with return receipt requested, and shall be deemed to have been given three days after mailing or 24 hours after transmission of a fax (with answer-back) to the respective persons named below:

     If to the Company:International Rectifier Corporation

               Attention: General Counsel
               233 Kansas Street
               El Segundo, Calif. 90245
               Phone: (310) 726-8000
               Fax:  (310) 726-8484

     If to the Executive:
     Derek Lidow
     665 E. Channel Road

     Santa Monica, Calif. 90402
     Phone:  (310) 454-2293
     Fax: (310) 454-1937

     With a copy to:Richard Levin, Esq.
     Skadden, Arps, Slate, Meagher & Flom LLP
     300 N. Grand Avenue,
     Suite 3400
     Los Angeles, California 90071
     Phone: (213) 687-5000
     Fax:  (213) 687-5600

     Either party may change the party's notice information in this paragraph by notice given under this paragraph.

          C.Entire Agreement. This Agreement contains the entire agreement between the parties and supersedes all prior agreements, written or oral, with respect to the subject matter of this Agreement.

          D.Waivers and Amendments. This Agreement may be amended, superseded, cancelled, renewed or extended, and the terms of this Agreement may be waived, only in writing, signed by both parties or, in the case of a waiver, by the party waiving compliance. No delay on the part of any party in exercising any right, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any waiver on the part of any party of any right, power or privilege, nor any single or partial exercise of any such right, power or privilege, preclude any other or further exercise thereof or the exercise of any other such right, power or privilege.

          E.Severability. Each of the Sections in this Agreement shall be enforceable, independently of every other section in this Agreement, and the invalidity or enforceability of any Section shall not invalidate or render unenforceable any other Section in this Agreement.

          F.Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California applicable to agreements made and to be performed entirely within California.

          G.Assignment of Change in Control. The services to be rendered by the Executive under this Agreement are personal in nature and, thus, the Executive may not assign any of his obligations under this Agreement to any other person, but the Executive may assign his right to receive any payments due under this Agreement. The Company may not assign this Agreement or any of its rights or obligations under this Agreement without the express written consent of the Executive, which Executive must not unreasonably withhold. A Change of Control, as defined in the Company's Stock Option Plan of 1992, as amended, during the Term shall be treated for purposes of this Agreement the same as an assignment of this Agreement by the Company, except that if the Executive reasonably withholds his consent to the Change in Control, then the Change of Control shall be treated as a termination of this Agreement without cause under Section VII.B.

          H.Counterparts. This Agreement may be executed by the parties in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts together shall constitute one and the same instrument. Each counterpart may consist of two copies hereof each signed by one of the parties hereto.

          I.Headings. The headings in this Agreement are for reference only and shall not affect the interpretation of this Agreement.

          J.Authority. The Company represents and warrants that it has all corporate power and authority and has obtained all required approvals to enter into this Agreement.

          K.Attorney's Fees. In the event of a dispute under this Agreement, the prevailing party shall, unless the applicable statute requires different treatment of the issue, be awarded all costs, including reasonable attorneys' fees, based on the determination by the authority that resolves the dispute, of the extent to which each party has prevailed as to the material issues involved in the dispute.

          XI.ARBITRATION OF DISPUTES.

          A.In exchange for the benefits of the speedy, economical, confidential and impartial dispute resolution procedure of arbitration, the Company and Executive are foregoing their right to resolution of their disputes in a court of law by a judge or jury, in favor of binding arbitration pursuant to the Federal Arbitration Act and/or California Civil Procedure Code " 1281 et seq.

          B.Any controversy or claim arising out of or in any way related to this Agreement, or to Executive's employment with the Company or its termination, and otherwise cognizable in a court of law, shall be submitted to final and binding arbitration. This obligation includes, but is not limited to any contractual, common law, tort or statutory claims (such as discrimination claims under either Federal or State laws), and claims against individual officers, directors, managers, supervisors, employees and agents of the Company, in their capacity as such, as well as claims against the Company. However, either party may, without waiving arbitration rights and duties under this Agreement, seek preliminary injunctive relief (including temporary restraining orders) or other provisional relief pursuant to California Code of Civil Procedure "1281.8 from a court upon the same basis and showing as would other litigants, together with a showing that any potential arbitration award would be rendered ineffectual without such provisional relief. Nothing herein shall limit in any way the scope and preclusive effort of the Release herein (Section VIII).

                      C.Statutes of limitations, scope of remedies, prior
               exhaustion of administrative agency relief, and substantive law shall be the same as would be applicable were the action to be brought in court, except that claimed breaches of this Agreement must be filed with the responding party within one year of the event giving rise to the claim. Any claim or demand for arbitration must be served upon the responding party in a timely manner, and fairly put the opposing parties on notice as to the factual and legal basis for the claim(s).

       D.The arbitration shall be held in Los Angeles County and administered by the American Arbitration Association ("AAA") under its Commercial Arbitration Rules, except as otherwise provided in this Section XI. If for any reason AAA is unwilling or unable to handle the dispute, then the dispute shall be processed pursuant to California Civil Procedure Code " 1282 - 1284.2.

       E.The arbitrator shall be selected by mutual agreement of the parties, or pursuant to the appointment procedures of AAA.

       F.The arbitrator shall have exclusive authority to resolve any dispute relating to the arbitrability of any claim or matter, including any dispute regarding the applicability, formation or enforcement of this Agreement, to hear and rule upon pre-hearing disputes, and shall entertain and rule upon motions for summary adjudication or judgment and motions in limine, and in doing so shall apply the Federal Rules of Civil Procedure applicable to such motions.

       G.Each party shall have the right to engage in reasonable, limited pre-hearing discovery, subject to the supervision of the Arbitrator.

       H.Any party may, but is not required to, be represented by counsel of its choice. The hearing and all filings and other proceedings shall be treated in a private and confidential manner by the arbitrator and all parties and representatives, and shall not be disclosed except as necessary for any related judicial proceedings.

     The parties have executed this Agreement as of the date first above written.

     INTERNATIONAL RECTIFIER CORPORATION

     By:__________________________________________
                    L. Michael Russell, Its Executive Vice President

     ---------------------------------------------
                    Derek Lidow